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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): October 16, 1997

                                HNC SOFTWARE INC.

             (Exact name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

        0-26146                                        33-0248788
(Commission File Number)                 (I.R.S. Employer Identification Number)


                5930 Cornerstone Court West, San Diego, CA 92121
          (Address of Principal Executive Offices, Including Zip Code)


                                 (619) 546-8877
              (Registrant's Telephone Number, Including Area Code)



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ITEM 5:  OTHER EVENTS.

The following information is being filed in order that it may be incorporated by reference in the Registrant's definitive proxy statement for its Special Meeting of Stockholders now scheduled to be held on November 25, 1997. The fact that the Registrant is filing this quarterly financial information does not indicate that future quarterly information will be filed in advance of filing a Report on Form 10-Q for any subsequent quarter.


NEWS RELEASE


                    HNC REPORTS RESULTS FOR THE THIRD QUARTER
                               OF FISCAL YEAR 1997


        SAN DIEGO, CA -- OCTOBER 16, 1997 -- HNC Software Inc. (NASDAQ: HNCS) today reported financial results for its third fiscal quarter of 1997, which ended September 30, 1997. Revenues in the third quarter of 1997 were $23.2 million, a 59% increase over revenues of $14.6 million in the third quarter of 1996. Income before taxes was $4.7 million in the third quarter of 1997, an increase of 141% compared to $1.9 million in the third quarter of 1996 (after acquisition expenses of $544,000). Net income in the third quarter of 1997 was $3.0 million compared to $1.4 million in the third quarter of 1996. Earnings per share in the third quarter of 1997 were $0.14 compared to $0.07 per share in the third quarter of 1996 (after acquisition expenses of $544,000) or $0.08 per share (excluding acquisition expenses of $544,000 and fully taxed).

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

                        THREE MONTHS ENDING SEPTEMBER 30,
                                                                        %INCR./
                                               1997          1996        (DECR.)
                                             -------        -------      -------
Revenue                                      $23,213        $14,603         59%
Operating income                               4,169          1,574        165%
Operating income excluding
    acquisition expenses                       4,169          2,118         97%
EPS excluding acquisition expenses
    and fully taxed (1)                      $  0.14        $  0.08         75%
As reported                                  $  0.14        $  0.07        100%


----------
(1) Excluded acquisition expenses of $544,000 incurred in connection with the acquisition of Risk Data Corporation and fully taxed.

        Revenues for the nine months of 1997 were $62.7 million, an increase of 69% over revenues of $37.1 million for the nine months of 1996. Income before taxes was $12.1 million for the nine months of 1997 compared to $2.8 million for the nine months of 1996 (after acquisition expenses of $643,000). Net income was $7.6 million for the nine months of 1997 compared to $1.1 million for the nine months of 1996. Earnings per share were $0.37 for the nine months of 1997 compared to $0.05 per share for the nine months of 1996 (after acquisition expenses of $643,000) or $0.11 (excluding acquisition costs of $643,000 and fully taxed).


                               NINE MONTHS ENDING SEPTEMBER 30,
                                                                        %INCR./
                                                1997         1996       (DECR.)
                                              -------       -------     ------
Revenue                                       $62,683       $37,058        69%
Operating income                               10,694         1,556       587%
Operating income excluding
    acquisition expenses                       10,694         2,199       386%
EPS excluding acquisition expenses
    and fully taxed (1)                       $  0.37       $  0.11       236%
As reported                                   $  0.37       $  0.05       640%

----------
(1) Excluded acquisition expenses of $544,000 incurred in connection with the acquisition of Risk Data Corporation and $99,000 for the terminated CRMA acquisition and fully taxed.

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        Cash and investments increased $6.3 million to $40.6 million at
September 30, 1997 from $34.2 million at December 31, 1996.

        HNC Software Inc., with headquarters in San Diego, California, is a leader in the application of neural network technology in client/server environments. The company develops, markets, integrates, and supports advanced decision software based on computational intelligence. HNC provides practical solutions in the areas of payment systems, financial services, retail, insurance information, data mining and internet commerce.

        The latest news and information about the Company can be found on the HNC Software World Wide Web site: http//www.hncs.com or can be accessed by calling our Stockholder Information line at 1-800-396-8052.


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                                HNC SOFTWARE INC.
                           CONSOLIDATED BALANCE SHEET
                      (in thousands, except per share data)

                                     ASSETS

                                                               September 30,        December 31,
                                                                   1997                1996
                                                               -------------       ------------
                                                               (unaudited)
Current Assets:
Cash, cash equivalents and short-term investments              $      22,404       $     14,870
    Trade accounts receivable, net                                    25,989             18,832
    Current portion of deferred income taxes                           6,668              6,400
    Other current assets                                               3,302              2,505
                                                               -------------       ------------
        Total current assets                                          58,363             42,607
Property and equipment, net                                            9,664              5,966
Intangible assets, net                                                 1,543              2,264
Deferred income taxes, less current portion                           19,754             22,966
Other assets                                                           1,081              1,041
Long-term investments, available for sale                             18,157             19,375
                                                               -------------       ------------
                                                                     108,562             94,219
                                                               =============       ============


                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                            $       4,543       $      3,270
   Accrued liabilities                                                 6,101              4,058
   Deferred revenue                                                    2,611              3,377
   Other current liabilities                                             226                418
                                                               -------------       ------------
       Total current liabilities                                      13,481             11,123
                                                               -------------       ------------
Deferred revenue, less current portion                                   114                196
                                                               -------------       ------------
Other long-term liabilities                                              246                487
                                                               -------------       ------------

Stockholders' equity:
Common stock, $0.001 par value - 50,000 shares authorized:
       19,540 and 19,126 shares issued and outstanding,
       respectively                                                       20                 19
Paid in capital                                                       88,218             83,554
Foreign currency translation adjustment                                   40                 54
Unrealized gain (loss) on investments                                      1                (59)
Retained earnings (accumulated deficit)                                6,442             (1,155)
                                                               -------------       ------------
       Total stockholders' equity                                     94,721             82,413
                                                               -------------       ------------
                                                               $     108,562       $     94,219
                                                               =============       ============



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                                HNC SOFTWARE INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                 (in thousands, except share and per share data)
                                   (unaudited)


                                                  Three Months Ended                            Nine Months Ended
                                           ----------------------------------         ------------------------------------
                                            Sept. 30, 1997     Sept. 30, 1996           Sept. 30, 1997      Sept. 30, 1996
                                           ---------------     --------------         ----------------     ---------------
Revenues:
   Software license and installation       $        21,542     $       11,819         $         56,481     $        28,244
   Contracts and other                               1,671              2,784                    6,202               8,814
                                            ---------------      -------------
      Total revenues                                23,213             14,603                   62,683              37,058
                                            ---------------      -------------          ---------------      --------------

Operating expenses:
   Software license and installation                 4,494              2,909                   11,939               8,155
   Contracts and other                               1,111              1,860                    4,415               5,869
   Research and development                          5,834              3,614                   14,882               9,173
   Sales and marketing                               5,365              2,774                   14,482               7,595
   General and administrative                        2,240              1,328                    6,271               4,067
   Acquisition expenses                                 --                544                        -                 643
                                            ---------------      -------------          ---------------      --------------
      Total operating expenses                      19,044             13,029                   51,989              35,502
                                            ---------------      -------------          ---------------      --------------

Operating income                                     4,169              1,574                   10,694               1,556
Other income, net                                      523                371                    1,365               1,203
                                            --------------       -------------          ---------------      --------------
      Income before income tax provision             4,692              1,945                   12,059               2,759
Income tax provision                                 1,736                516                    4,462               1,691
                                            --------------       -------------          --------------       --------------
      Net income                            $        2,956       $      1,429           $        7,597       $       1,068
                                            ===============      =============          ===============      ==============
Net income per share                        $         0.14       $       0.07           $         0.37       $        0.05
                                            ===============      =============          ===============      ==============
Shares used in computing
   net income per share                             20,889             20,356                   20,572              20,331
                                            ===============      =============          ===============      ==============


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 24, 1997

                                                   HNC SOFTWARE INC.


                                                   By:/s/ RAYMOND V. THOMAS
                                                      ------------------------
                                                       Raymond V. Thomas
                                                       Vice President, Finance &
                                                       Administration and
                                                       Chief Financial Officer


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